UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): January 8, 2007
NANOPHASE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1319 Marquette Drive, Romeoville, Illinois 60446
(Address of Principal Executive Offices, Including Zip Code)
(630) 771-6700
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
Signature(s)
Exhibit 99.1 Employment Agreement dated January 8, 2007 between the Company and Kevin J. Wenta
Exhibit 99.2 Press Release dated January 9, 2007

Items to be Included in this Report
Item 1.01. Entry into a Material Definitive Agreement
     On January 8, 2007, Nanophase Technologies Corporation (the “Company”) entered into an Employment Agreement with Kevin J. Wenta pursuant to which joined the Company as Executive Vice President, Sales and Marketing. A copy of the Employment Agreement is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition
     On January 9, 2007, the Company issued a press release containing information relating to preliminary financial results for the quarterly fiscal period ended December 31, 2006. A copy of the press release is being furnished as Exhibit 99.2 to this report.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective January 8, 2007, Kevin J. Wenta was appointed Executive Vice President, Sales and Marketing of the Company. Mr. Wenta brings more than 20 years of experience in business development, sales, marketing, finance and operations, primarily in the industrial chemicals field, to the Company.
     Pursuant to the terms of the Employment Agreement, dated and effective as of January 8, 2007, a copy of which is attached hereto as Exhibit 99.1, Mr. Wenta will receive an annual base salary of not less than $270,000. In addition, Mr. Wenta will be eligible for discretionary bonuses for services to be performed as an employee of the Company based on performance milestones agreed upon by Mr. Wenta and the CEO of the Company and approved by the Board of Directors of the Company (the “Board”). During calendar year 2007, Mr. Wenta’s bonus will be a maximum of $121,500, subject to completion of his performance milestones, as determined by the Board in its sole discretion. However, for calendar year 2007 only, the Company guarantees Mr. Wenta a bonus payment of $24,300 payable in two installments of $12,150 on each of July 8, 2007 and January 8, 2008.
     Furthermore, Mr. Wenta received non-qualified options to purchase up to 75,000 shares of the Company’s common stock under the terms of the Company’s 2004 Equity Compensation Plan (the “Plan”), with a grant date of January 8, 2007 and vesting at the rate of 20% on January 8, 2008, 20% on January 8, 2009, 20% on January 8, 2010, 20% on January 8, 2011, and 20% on January 8, 2012. Mr. Wenta will also be eligible for other benefits as are offered or available to all other employees in accordance with the Company’s employee benefit plans.
     In the event Mr. Wenta’s employment is terminated other than for Cause, as defined in the Employment Agreement, Mr. Wenta will receive a sum equal to his annual base salary in effect at the time of termination payable over the 52 week period following the effective date of termination. In addition, all stock options granted to Mr. Wenta prior to termination will become fully vested, and will become exercisable in accordance with the applicable option grant agreement and the Plan. If he is terminated with Cause, Mr. Wenta will not be entitled to any severance or other benefits and his options will not become fully vested. The Employment Agreement also contains customary non-competition and non-solicitation provisions.
     The foregoing summary of the material provision of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to all provisions of the described agreement.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Employment Agreement dated January 8, 2007 between the Company and Kevin J. Wenta
Exhibit 99.2	Press Release dated January 9, 2007
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: January 12, 2007	By:	/s/ JESS JANKOWSKI

JESS JANKOWSKI
Chief Financial Officer